                                                                    Exhibit 99.2

                                  SETH HOROWITZ
                         THE ESTATE OF GEORGE Q HOROWITZ
                           C/O EVERLAST WORLDWIDE INC.
                                  1350 BROADWAY
                            NEW YORK, NEW YORK 10018

                                            June  19, 2007

Hidary Group Acquisitions, LLC
Hidary Group Acquisitions, Inc.
c/o Hidary Group Acquisitions, LLC
10 West 33rd Street
9th Floor
New York, New York  10001

            Re:   Voting Agreement (the "Voting Agreement") dated as of
                  June 4, 2007, by and among Hidary Group Acquisitions, LLC
                  ("Parent"), Hidary Group Acquisitions, Inc. ("Merger
                  Sub"), Seth A. Horowitz and The Estate of George Q
                  Horowitz (each, a "Stockholder" and together, the
                  "Stockholders")

Dear Sirs:

      Reference is made to Section 1.2(d) of the Voting  Agreement.  Capitalized
terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Voting Agreement. Parent, Merger Sub and each of the Stockholders hereby agree that clauses (i) and (ii) of the second  sentence of Section 1.2(d)
be revised to read in their entirety as follows:

      "(i)  169,514  shares of Common  Stock held by Seth A.  Horowitz  and (ii)
      616,360 shares of Common Stock held by The Estate of George Q Horowitz."

Except to the extent expressly  amended as described above, the Voting Agreement remains in full force and effect as  previously  executed  and  delivered by the parties thereto.

      This letter shall be governed  by,  construed  and enforced in  accordance with  the  laws of the  State of New  York,  without  regard  to  principles  of conflicts of law thereof.

      IN WITNESS WHEREOF,  Parent,  Merger Sub and the Stockholders  have caused this Agreement to be duly executed as of the day and year first above written.

Hidary Group Acquisitions, LLC
Hidary Group Acquisitions, Inc.
June 19, 2007

HIDARY GROUP ACQUISITIONS, LLC

By:   The Hidary Group LLC,
      its member

By:   /s/ Jack D. Hidary
      ------------------------------
      Name:  Jack D. Hidary
      Title:

HIDARY GROUP ACQUISITIONS, INC.

By:   /s/ Jack D. Hidary
      ------------------------------
      Name:  Jack D. Hidary
      Title:

/s/ Seth A. Horowitz
------------------------------------
      Seth A. Horowitz

THE ESTATE OF GEORGE Q HOROWITZ

By:   /s/ Seth A. Horowitz
      ------------------------------
      Name:  Seth A. Horowitz
      Title: Trustee